DECLARATION AND CERTIFICATE OF INCORPORATION
                                 AND CHARTER OF
                       FIRST XEROX LIFE INSURANCE COMPANY
                    Under Section 1201 of the Insurance Law
                            of the State of New York

We, the undersigned, being natural persons each of whom is at least eighteen years of age and citizens of the United States and at least three of which are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in paragraphs "1", "2", and "3" of Section 1113(a) of the Insurance Law of the State of New York and the kinds of reinsurance authorized under Section 1114 of the Insurance Law of the State of New York and we do hereby certify that the following is the proposed Charter of the Corporation:

CHARTER

Section 1. The name of this Corporation is: FIRST XEROX LIFE INSURANCE COMPANY.

Section 2. The principal office of the Corporation shall be located in the City, County and State of New York. Section 3. The kinds of insurance business to be transacted by the Corporation shall be as follows:

         (a) "Life Insurance," meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part of all of the death benefit or a special surrender value upon diagnosis
(A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. Amounts paid the Corporation for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.

         (b) "Annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one hereof. Amounts paid the Corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to
Section 4240 of the Insurance Law of the State of New York.

         (c) "Accident and Health Insurance," meaning (i) insurance against death or personal injury by accident or by any specific kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurances providing disability benefits pursuant to Article IX of the Workers' Compensation law of the State of New York, except as specified in item (ii) hereof; and (ii) non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

         (d) "Reinsurance," meaning all kinds of reinsurance of the kinds of insurance permitted in paragraphs 1, 2, and 3 of Section 1113(a) of the Insurance Law of the State of New York as authorized by Section 1114 of the Insurance law of the State of New York.

and such other insurance or other business as a stock life insurance company now is or hereinafter may be permitted to transact under Section 1714 of the Insurance Law of the State of New York and under any other section of the Insurance Law of the State of New York and under any other applicable law and for which the Corporation shall have the required capital and surplus.

Section 4. The corporate powers of this Corporation shall be exercised through a Board of Directors and through such officers and agents as such Board shall empower.

Section 5. The Board of Directors shall consist of not less than 13 nor more than 21 members. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of this State. The directors shall not be required to hold any shares of stock in the Corporation.

Section 6. The following named persons shall be the first directors of the Corporation who shall serve until the first Annual Meeting of the Corporation:

Board of Directors

Name                                          Post Office Residence Addresses
----                                          -------------------------------

Donald R. Altieri                                 10 Stallion Trails
                                                  Greenwich, Connecticut 06831

Norse N. Blazzard                                 441 S. Surf Road
                                                  Hollywood, Florida 33019

Susan M. Boyle                                    440 Riversville Road
                                                  Greenwich, Connecticut 06831

Stephen P. Clark                                  23 S. Park
                                                  Hinsdale, Illinois 60521

Francis A. Goodhue III                            Fox Lane RFD #2
                                                  Mt. Kisco, New York 10549

Dean H. Goossen                                   1941 Sunset Ridge Road
                                                  Glenview, Illinois 60025

Richard A. Hemmings                               1214 Scott Avenue
                                                  Winnetka, Illinois 60093

Robert Hopson                                     2 Elmcreek Drive #415
                                                  Elmhurst, Illinois 60126

William C. Mair                                   7N349 Westview Court
                                                  St. Charles, Illinois 60175

Thomas A. Price                                   60 Wagstaff Lane
                                                  West Islip, New York 11795

Brother Thomas J. Scanlan, F.S.C.                 Christian Brothers Center
                                                  4415 Post Road
                                                  Bronx, New York 10471

Robert B. Stack                                   2644 Roslyn Circle
                                                  Highland Park, Illinois 60035

Lorry J. Stensrud                                 1305 Elm Tree Road
                                                  Lake Forest, Illinois 60045

Section 7. The Annual meeting of the stockholders of the Corporation shall be held on the Tuesday following the first Monday in the month of May in each year at such place and time as the Board of Directors shall by resolution prescribe in accordance with the Corporation's By-Laws for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next Annual Meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board may elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken.

Section 8. The duration of corporate existence of the Corporation shall be perpetual.

Section 9. The amount of the authorized capital of the Corporation shall be $2,000,000 and shall consist of 200,000 shares of common stock having a par value of $10.00 per share.

Section 10. No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which he or she knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promulgated thereunder) or (c) which constituted a knowing violation of any other law, or establishes that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) the liability of a director for any act or omission prior to the adoption of this provision by the shareholders of the Corporation.

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of Connecticut
Donald R. Altieri County of Fairfield   ss.

                  On the 17th day of December, 1992 before me personally came

Norse N. Blazzard Donald R. Altieri to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of Connecticut
Donald R. Altieri County of Fairfield: ss.

                  On the 15 day of December, 1992 before me personally came Norse N. Blazzard to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of Connecticut
Donald R. Altieri County of Fairfield: ss. Stanford

     On the 18th day of December, 1992 before me personally came Susan Boyle to me

Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of Illinois
Donald R. Altieri County of DuPage: ss.

                  On the 15th day of December, 1992 before me personally came ______________ to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of New York
Donald R. Altieri County of New York: ss.

                  On the 17th day of December, 1992 before me personally came Francis A. Goodhue III to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of Illinois
Donald R. Altieri County of DuPage: ss.

                  On the 17th day of December, 1992 before me personally came Dean H. Goossen to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of Illinois
Donald R. Altieri County of Cook: ss.

                  On the 14th day of December, 1992 before me personally came Richard A. Hemmings to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of New York
Donald R. Altieri County of New York: ss.

                  On the 15th day of December, 1992 before me personally came Thomas A. Price to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of New York
Donald R. Altieri County of Bronx: ss.

                  On the 14th day of December, 1992 before me personally came Br. Thomas J. Scanlan, F.S.C. to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

                  State of Illinois
Donald R. Altieri County of DuPage: ss.

                  On the 15th day of December, 1992 before me personally came Lorry J. Stensrud to me Norse N. Blazzard known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.

Susan M. Boyle

Stephen P. Clark  Notary Public

Francis A. Goodhue III

Dean H. Goossen

Richard A. Hemmings

Robert Hopson

William C. Mair

Thomas A. Price

Br. Thomas J. Scanlan, F.S.C.

Robert B. Stack

Lorry J. Stensrud